Exhibit 10.10

Form of Lock-Up Agreement

[●], 2018

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

JEFFERIES LLC

MACQUARIE CAPITAL (USA) INC.

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for the common stock, par value $0.01 (the “Securities”) of PlayAGS, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.

In addition, the undersigned agrees that, without the prior written consent of the Designated Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities, other than any demand for or exercise of any right with respect to any confidential or non-public submission for registration of any Securities or securities convertible, exercisable or exchangeable into Securities (provided that, in the case of any such confidential or non-public submission, (a) no public announcement of such demand or exercise of rights shall be made, (b) no public announcement of such confidential or non-public submission shall be made, (c) the undersigned or the Company shall give each Designated Representative written notice at least two business days prior to such submission and (d) no such confidential or non-public submission shall become a publicly available registration statement during the Lock-Up Period).

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. A transfer of Securities to a family member or trust may be made; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Securities or other Company securities by:

(a)	entering into transactions with the prior written consent of the Designated Representatives,

(b)	transferring any Securities or any security convertible into Securities pursuant to a will, other testamentary document or applicable laws of descent, a qualified domestic order or in connection with a divorce settlement,

(c)	transferring any Securities or any security convertible into Securities as a bona fide gift,

(d)	distributing any Securities or any security convertible into Securities to limited partners, general partners, members or stockholders of the undersigned or to any investment holding entity controlled by or managed by the undersigned;

(e)	distributing any Securities or any security convertible into Securities to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(f)	(i) the exercise of stock options solely with cash granted pursuant to equity incentive plans of the Company and its subsidiaries described in the Final Prospectus, and the receipt by the undersigned from the Company of Securities upon such exercise and (ii) the exercise of restricted stock units granted pursuant to employment arrangements with the Company described in the Final Prospectus , and the receipt by the undersigned from the Company of Securities upon such exercise;

(g)	transferring Securities to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans;

(h)	forfeitures of Securities to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under an equity incentive plan or pursuant to other stock purchase arrangements, in each case described in the Final Prospectus;

(i)	in response to a bona fide third party take-over bid made to all holders of Securities or any other acquisition transaction whereby all or substantially all of the Securities are acquired by a bona fide third party, provided that if such take-over bid or other acquisition transaction is unsuccessful, such Securities may not be transferred until after the expiration of the Lock-Up Period;

(j)	transfers to the Company of Securities or any security convertible, exchangeable or exercisable into Securities in connection with the repurchase by the Company from the undersigned of Securities or any security convertible, exchangeable or exercisable into Securities pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company; provided that such repurchase right is pursuant to contractual agreements with the Company;

provided that in the case of any transfer or distribution (1) pursuant to clauses (a) through (f), each recipient shall sign and deliver a lock-up letter substantially in the form of this agreement and (2) pursuant to clauses (b) through (e) and (j), no party (donor, donee, transferor or transferee) shall be required to make or shall voluntarily make a filing under the Exchange Act, including, but not limited to Form 4 of Section 16 of the Exchange Act, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a Form 5 made after the expiration of the Lock-Up Period), and (3) pursuant to clauses (a) and (f) through (i), if required, any public announcement or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing related to a transfer made pursuant to the circumstances described in the applicable clause.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) each Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, such Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. The undersigned understands that, if either the Company or the Representatives advise the other in writing that it or they have determined not to proceed with the Public Offering or the registration statement relating to the Public Offering is completely withdrawn prior to payment for and delivery of the share of common stock contemplated thereby; or (ii) if the Public Offering Date shall not have occurred on or before [●], 20181, this Lock-Up Agreement shall lapse and become null and void.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

[1]	Note to Draft: Date to be 180 days from first Statutory Prospectus with pricing information.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)
Address:		Address:

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